                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE




                       Chicago Rivet & Machine Co. Reports
                           2004 First Quarter Earnings



Naperville, IL, May 3, 2004 --- Chicago Rivet & Machine Co. (AMEX, symbol CVR) reported net income for the first quarter of 2004. Results are summarized below:



                           CHICAGO RIVET & MACHINE CO.
                  SUMMARY OF CONSOLIDATED RESULTS OF OPERATIONS
                       FOR THE THREE MONTHS ENDED MARCH 31

                                                     2004             2003
                                                     ----             ----
Net sales and lease revenue..................   $ 10,168,964      $ 10,236,463
Income before taxes..........................        442,988           709,241
Net income...................................        290,988           465,241
Net income per share.........................            .30               .48
Average shares outstanding...................        966,132           966,132

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                     (All figures subject to year-end audit)


Contacts:
           Kimberly A. Kirhofer or John C. Osterman
           Chicago Rivet & Machine Co.
           (630) 357-8500